UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2021

VIRACTA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2533 S Coast Hwy 101, Suite 210 Cardiff, California	92007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 400-8470

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	VIRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On March 3, 2021, the Board of Directors (the “Board”) of Viracta Therapeutics, Inc. (the “Company”) increased the size of the Board to nine (9) and appointed Barry J. Simon, M.D. and Stephen Rubino, Ph.D., MBA to the Board to fill the vacancies resulting from such increase, in each case effective March 3, 2021. Dr. Simon will serve as a Class II director and Dr. Rubino will serve as a Class III director. In addition, as set forth below, Dr. Simon was appointed as the Chairperson of the Compensation Committee and a member of the Audit Committee and Dr. Rubino was appointed as a member of the Audit Committee and the newly formed Science and Technology Committee.

Dr. Simon, 56, has served the President and Chief Administrative Officer of NantKwest, Inc. since January 2017 and served as President and Chief Operating Officer from March 2015 to December 2016. From 2007 to March 2015, Dr. Simon was NantKwest’s President and Chief Executive Officer. Dr. Simon has also served on the Board of Directors of NantKwest since 2007. He also serves on the board of directors of Cue BioPharma, a biopharmaceutical company and Brink Biologics Inc., a bioanalytics, reagents and testing services company, and previously served on the board of directors of Viracta Subsidiary, Inc. (previously named Viracta Therapeutics, Inc.) from July 2017 to November 2020. Previously, Dr. Simon held Vice President, senior level and advisory positions at F. Hoffmann-La Roche, a global healthcare company, Roche Labs, a pharmaceuticals company, Connetics Corporation, a specialty pharmaceutical company, Immunomedics, a biopharmaceutical company, Immusol, a biopharmaceutical company, HealthPro BioVentures, LLC, a healthcare and life sciences investment bank and NorthSound Capital, LLC, a U.S.-based hedge fund. Dr. Simon attended corporate training programs by the London School of Business and the Amos Tuck School of Business at Dartmouth College. Dr. Simon trained clinically in Infectious Diseases at Albert Einstein College of Medicine, Anesthesiology at The Mount Sinai Medical Center and Internal Medicine at New York University and received his M.D. from the SUNY Downstate Health Sciences Center in New York. The Board believes that Dr. Simon is qualified to serve as a member of the Board because of his extensive medical and scientific knowledge and experience, as well as his senior management experience in the biopharmaceutical industry.

Dr. Rubino, 62, has served as the Chief Business Officer of Celyad Oncology, a biotechnology company, since February 2020. Previously, Dr. Rubino served as Chief Business and Strategy Officer at Omega Therapeutics from May 2018 to May 2019, as an Entrepreneur in Residence at Fortress Biotech from March 2017 to May 2018, and in various positions at Novartis, a biotechnology company, from 2001 until 2017, including most recently as Global Head of Business Development & Licensing and New Product Marketing, Cell & Gene Therapy Unit, from November 2014 to March 2017. Dr. Rubino also serves on the board of directors of Sermonix Pharmaceuticals. Dr. Rubino received a Ph.D. in virology from Cornell University and an M.B.A. from Baruch College. The Board believes Dr. Rubino is qualified to serve on the Board because of his extensive management and commercial experience in the fields of biotechnology and oncology.

Each of Dr. Simon and Dr. Rubino will be compensated in accordance with the Company’s amended and restated outside director compensation policy, which has been filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 8, 2017. In addition, each of Dr. Simon and Dr. Rubino will enter into the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (File No. 333-121646) filed with the SEC on December 23, 2004.

There is no arrangement or understanding between either Dr. Simon or Dr. Rubino and any other persons pursuant to which either Dr. Simon or Dr. Rubino was elected as a director. In addition, neither Dr. Simon nor Dr. Rubino is a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between either of Dr. Simon or Dr. Rubino and any of the Company’s directors or executive officers. The Board has determined that Dr. Simon and Dr. Rubino meet the applicable independence requirements of The Nasdaq Stock Market LLC.

Promotion of Chief Operating Officer

Also on March 3, 2021, the Board approved the promotion of Daniel Chevallard, the Company’s Chief Financial Officer, Treasurer and Secretary to the additional role of Chief Operating Officer. There were no changes to Mr. Chevallard’s compensation arrangements in connection with the promotion.

Board Committees

In connection with the appointments of Dr. Simon and Dr. Rubino to the Board, the Board approved the reconfiguration of the Board committees as follows, in each case effective as of March 3, 2021: (i) Thomas E. Darcy, Dr. Rubino and Dr. Simon were appointed to the Audit Committee of the Board, and Mr. Darcy was appointed as the Chairperson of the Audit Committee, (ii) Dr. Simon, Mr. Darcy and Michael Huang, M.S., M.B.A. were appointed to the Compensation Committee of the Board, and Dr. Simon was appointed as the Chairperson of the Compensation Committee, and (iii) Roger J. Pomerantz, M.D., Nicole Onetto, M.D. and Gur Roshwalb, M.D., were appointed to the Nominating and Corporate Governance Committee of the Board, and Dr. Pomerantz was appointed as the Chairperson of the Nominating and Corporate Governance Committee.

In addition, also on March 3, 2021, the Board approved the formation of a new Science and Technology Committee to assist the Board in its oversight of the Company’s science and technology development and strategy. Dr. Onetto, Sam Murphy, Ph.D., and Dr. Rubino were appointed to the Science and Technology Committee, and Dr. Onetto was appointed as the Chairperson of the Science and Technology Committee.

Item 7.01. Regulation FD Disclosure.

On March 4, 2021, the Company issued a press release announcing the appointments of Dr. Simon and Dr. Rubino to the Board, Mr. Chevallard’s promotion to Chief Operating Officer and certain other organizational updates. A copy of the press release is furnished herewith as Exhibit 99.1.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated March 4, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2021

/s/ Daniel Chevallard
Daniel Chevallard
Chief Operating Officer and Chief Financial Officer